    EXHIBIT 99.1

Shutterstock Increases Quarterly Dividend by 24% to $0.21 per share

New York, NY - January 12, 2021 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering full-service solutions, high-quality content, and tools for brands, businesses and media companies, today announced that its Board of Directors has declared a cash dividend of $0.21 per share of outstanding common stock, payable on March 18, 2021, to stockholders of record at the close of business on March 4, 2021. This represents an increase of approximately 24% over the previous quarterly dividend of $0.17 per share of outstanding common stock.
Commenting on the announcement, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Our Board’s decision to increase the dividend shows our commitment to return value to stockholders, as well as confidence in the future of our business.”

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over one million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 350 million images and more than 20 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Studios, an end-to-end custom creative shop; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images and videos for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s expected payment of a cash dividend on March 18, 2021 and the future of the Company’s business. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

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